UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 21, 2010
The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Sylvan Way Parsippany, New Jersey	07054

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (973) 290-6000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On May 21, 2010, The Medicines Company (the “Company”) announced that the U.S. District Court for the Eastern District of Virginia issued an order in the Company’s lawsuit against the U.S. Patent and Trademark Office (“PTO”), the U.S. Food and Drug Administration, the U.S. Department of Health and Human Services, et al. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1.
In compliance with the Court’s order, the PTO today issued an interim extension extending the term of the Company’s principal U.S. patent covering Angiomax from May 23, 2010 through and including the day ten days after the Court issues an order deciding the case.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
99.1	Press release dated May 21, 2010 entitled “The Medicines Company Provides PTO Litigation Update”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY
Date: May 21, 2010	By:	/s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 21, 2010 entitled “The Medicines Company Provides PTO Litigation Update”